Exhibit 99.1

Annex A

Transactions

The following table sets forth all transactions by the Reporting Persons in the Issuer’s Common Stock since March 14, 2025, and through and including May 13, 2025.

Reporting Person	Transaction Date	Number of Shares Sold	Price Per Share*	Price Range (inclusive)*
Valinor Capital Partners, L.P.	3/18/2025	27,826	$8.4352	$8.2500 to $8.6450
Valinor Capital Partners Offshore Master Fund, L.P.	3/18/2025	79,160	$8.4352	$8.2500 to $8.6450
Valinor Capital Partners, L.P.	3/19/2025	23,279	$8.8174	$8.4769 to $9.1000
Valinor Capital Partners Offshore Master Fund, L.P.	3/19/2025	66,225	$8.8174	$8.4769 to $9.1000
Valinor Capital Partners, L.P.	3/20/2025	29,605	$8.7340	$8.5600 to $9.0000
Valinor Capital Partners Offshore Master Fund, L.P.	3/20/2025	84,219	$8.7340	$8.5600 to $9.0000
Valinor Capital Partners, L.P.	3/21/2025	40,001	$8.9113	$8.5000 to $9.0550
Valinor Capital Partners Offshore Master Fund, L.P.	3/21/2025	113,792	$8.9113	$8.5000 to $9.0550
Valinor Capital Partners, L.P.	3/24/2025	47,193	$9.3500	$8.9400 to $9.5310
Valinor Capital Partners Offshore Master Fund, L.P.	3/24/2025	134,252	$9.3500	$8.9400 to $9.5310
Valinor Capital Partners, L.P.	3/25/2025	31,097	$9.3501	$9.2312 to $9.7100
Valinor Capital Partners Offshore Master Fund, L.P.	3/25/2025	88,464	$9.3501	$9.2312 to $9.7100
Valinor Capital Partners, L.P.	3/26/2025	19,637	$9.0799	$9.0200 to $9.2600
Valinor Capital Partners Offshore Master Fund, L.P.	3/26/2025	55,862	$9.0799	$9.0200 to $9.2600
Valinor Capital Partners, L.P.	3/27/2025	23,663	$8.5595	$8.3600 to $9.0200
Valinor Capital Partners Offshore Master Fund, L.P.	3/27/2025	67,315	$8.5595	$8.3600 to $9.0200
Valinor Capital Partners, L.P.	3/28/2025	5,586	$8.2952	$8.2500 to $8.4100
Valinor Capital Partners Offshore Master Fund, L.P.	3/28/2025	15,889	$8.2952	$8.2500 to $8.4100
Valinor Capital Partners, L.P.	5/13/2025	31,596	$8.4185	$8.2500 to $8.5900
Valinor Capital Partners Offshore Master Fund, L.P.	5/13/2025	89,883	$8.4185	$8.2500 to $8.5900

* The number of Shares reported represents an aggregate number of shares executed by a broker-dealer in multiple open market transactions over a range of prices. The price per share reported represents the weighted average price (without regard to brokerage commissions). The applicable Reporting Person undertakes to provide the staff of the SEC upon request, the number of shares executed by such Reporting Person at each separate price within the range.